As filed with the Securities and Exchange Commission on January 30, 1997.

                                                 Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 NGC CORPORATION
             (Exact name of registrant as specified in its charter)

             Delaware                                      94-3248415
    (State or other jurisdiction                      (I.R.S. employer
   of incorporation or organization)               identification number)

                                 NGC Corporation
                             13430 Northwest Freeway
                              Houston, Texas 77040
          (Address, including Zip Code, of Principal Executive Offices)

           NGC  CORPORATION AMENDED AND RESTATED 1991 STOCK OPTION PLAN
                (formerly known as the Trident NGL Holding, Inc.
                  Amended and Restated 1991 Stock Option Plan)
                              (Full title of Plan)

                            KENNETH E. RANDOLPH, ESQ.
                       13430 NORTHWEST FREEWAY, SUITE 1200
                              HOUSTON, TEXAS 77040
                                 (713) 507-6400
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)

                                          CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                           Proposed          Proposed
                                                           Maximum           Maximum
                                         Amount            Offering         Aggregate
      Title of Each Class of             to be            Price Per          Offering                Amount of
    Securities to be Registered      Registered(1)         Share(2)          Price(2)            Registration Fee
------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par . . . . . .     7,700,000           $20.915        $161,045,500.00            $48,801.67
==================================================================================================================

--------
(1) Plus such indeterminate number of shares pursuant to Rule 416 as may be issued in respect of stock splits, stock dividends and similar transactions.

(2) Pursuant to Rule 457 under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price and the registration fee are based upon the average of the high and low prices per share of the Registrant's Common Stock reported on the New York Stock Exchange Composite Tape on January 28, 1997.

Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus contained in this Registration Statement relates to Registration Statement No. 33-75044.

================================================================================

                                EXPLANATORY NOTE

   THE DOCUMENTS CONTAINING THE INFORMATION SPECIFIED IN PART I OF FORM S-8 AND THE DOCUMENTS INCORPORATED BY REFERENCE IN THE REGISTRATION STATEMENT PURSUANT TO ITEM 3 OF PART II OF FORM S-8, WHICH TOGETHER CONSTITUTE THE PROSPECTUS TO BE USED FOR OFFERS OF UP TO 9,892,610 SHARES (THE "SHARES") OF THE COMMON STOCK OF NGC CORPORATION (THE "COMPANY") PURSUANT TO THE NGC CORPORATION AMENDED AND RESTATED 1991 STOCK OPTION PLAN (THE "PLAN"), HAVE NOT BEEN FILED AS PART OF THIS REGISTRATION STATEMENT PURSUANT TO THE NOTE TO PART I OF FORM S-8, NOR ARE SUCH DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION EITHER AS A PROSPECTUS OR A PROSPECTUS SUPPLEMENT PURSUANT TO RULE 424 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). SUCH DOCUMENTS WILL BE SENT OR GIVEN TO EMPLOYEES AS SPECIFIED BY RULE 428(B)(1) UNDER THE SECURITIES ACT. THE REOFFER PROSPECTUS, WHICH IS FILED AS PART OF THIS REGISTRATION STATEMENT, HAS BEEN PREPARED IN ACCORDANCE WITH THE REQUIREMENTS OF FORM S-3 AND PURSUANT TO GENERAL INSTRUCTION C OF FORM S-8 AND MAY BE USED FOR REOFFERS OR RESALES OF THE SHARES ACQUIRED BY PERSONS WHO MAY BE DEEMED "AFFILIATES" (AS DEFINED IN RULE 405 OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES ACT) OF THE COMPANY PURSUANT TO THE EXERCISE OF OPTIONS UNDER THE PLAN.

                                January 30, 1997

REOFFER PROSPECTUS

                                 NGC CORPORATION

                    COMMON STOCK (PAR VALUE $0.01 PER SHARE)

           9,892,610 SHARES OF COMMON STOCK UNDER THE NGC CORPORATION
                   AMENDED AND RESTATED 1991 STOCK OPTION PLAN

   This Prospectus is being used in connection with the offering from time to time by certain officers, directors and other employees or former employees (collectively, the "Selling Stockholders") of NGC Corporation, a Delaware corporation, and/or its subsidiaries (the "Company"), certain of whom may be deemed "affiliates" (as defined in Section 405 of the General Rules and Regulations under the Securities Act of 1933, as amended (the "Securities Act")) of the Company, of up to 9,892,610 shares (the "Common Stock"), which have been or may be acquired by them pursuant to the NGC Corporation Amended and Restated 1991 Stock Option Plan (the "Plan").

     The Shares may be sold from time to time to purchasers directly by any of the Selling Stockholders. Alternatively, the Selling Stockholders may sell the Shares in one or more transactions (which may involve one or more block transactions) on the New York Stock Exchange, in sales occurring in the public market off such exchange, in separately negotiated transactions, or in a combination of such transactions; each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the Shares may be sold through brokers acting on behalf of the Selling Stockholders or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and/or the purchasers of such Shares for whom they may act as broker or agent (which discounts or commissions are not anticipated to exceed those customary in the types of transactions involved). The amount of Shares to be offered or sold by means of this Prospectus by any Selling Stockholder, and any other person with whom he or she is acting in concert for the purpose of selling securities of the Company, may be offered or sold without any limitations. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. The Company will bear all expenses of registration incurred in connection with this offering, but each individual Selling Stockholder will bear all brokerage commissions and other expenses incurred by such Selling Stockholder. The Company will not receive any of the proceeds from such sales.

   The Selling Stockholders and any dealer participating in the distribution of any of the Shares or any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the Shares by them and any discounts or concessions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

   The Common Stock is traded on the New York Stock Exchange. On January 29, 1997, the closing price of the Common Stock as reported on the New York Stock Exchange Composite Tape was $21.00 per share.

                      -------------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY SUPPLEMENT HERETO. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      -------------------------------------

                      -------------------------------------

         No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

                      -------------------------------------

                                TABLE OF CONTENTS


                                                                            Page
Available Information.........................................................2
Incorporation of Certain Documents by Reference...............................2
Uncertainty of Forward-Looking Statements.....................................3
The Company...................................................................3
Selling Stockholders..........................................................4
Plan of Distribution..........................................................6
Experts  .....................................................................6

                      -------------------------------------

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files, reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Regional Offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet web site that contains report, proxy and information statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov). Certain securities of the Company are listed on the New York Stock Exchange.

         This Prospectus constitutes a part of a Registration Statement on Form S-8 filed by the Company with the Commission under the Securities Act. This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Shares. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company's (i) Annual Report on Form 10-K/A for the year ended December 31, 1995, including the consolidated financial statements and schedule of NGC and the report thereon by Arthur Andersen LLP and the financial statements of Accord Energy Limited and the report thereon by Price Waterhouse, as filed with the Commission on July 26, 1996, (ii) Quarterly Report on Form 10-Q/A for the three-month period ended March 31, 1996, as filed with the Commission on July 29, 1996, (iii) Quarterly Report on Form 10-Q for the six-month period ended June 30, 1996, as filed with the Commission on August 14, 1996, (iv) Quarterly Report on Form 10-Q for the nine-month period ended September 30, 1996, as filed with the Commission on November 14, 1996, (v) Current Reports on Form 8-K dated January 21, 1996, July 26, 1996, August 21, 1996, August 31, 1996, October 9, 1996, October 11, 1996 and October 16, 1996
and (vi) the description
of the Common Stock contained in Item 1 of the Company's Form 8-A/A-1 for Registration of Certain Classes of Securities pursuant to Section 12(b) or 12(g) of the Exchange Act as filed with the Commission on March 13, 1995, are each hereby incorporated by reference herein.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from their respective dates of filing. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any and all of the documents referred to above which have been incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to NGC Corporation, 13430 Northwest Freeway, Suite 1200, Houston, Texas 77040, Attention: Investor Relations: (713) 507-6400.

                    UNCERTAINTY OF FORWARD-LOOKING STATEMENTS

         This Prospectus, including any documents that are incorporated by reference as set forth in "Incorporation of Certain Documents by Reference" contains forward-looking statements. Such statements are typically indicated by words or phrases such as "anticipate," "estimate," "projects," "management believes," "the Company believes" and similar words or phrases. Such statements are subject to certain risks, uncertainties or assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. While various factors will influence the outcome of those forward-looking statements, among the key factors that may have a direct bearing on the Company's results of operations and financial condition are: (i) competitive practices in the industries in which the Company competes, (ii) fluctuations in energy commodity prices which have not been properly hedged or which are inconsistent with the Company's net open position in its energy marketing activities, (iii) environmental liabilities to which the Company may be subject in the future which are not covered by an indemnity or insurance,
(iv) the ability of the Company to successfully integrate the operations of the Company and the businesses contributed to the Company by Chevron U.S.A. Inc. and certain of its affiliates on August 31, 1996 and (v) the impact of current and future laws and governmental regulations (particularly environmental regulations) affecting the energy industry in general and the Company's operations in particular. Additional factors to consider in assessing the risks and uncertainties of such forward-looking statements are detailed in the Company's other filings with the Commission.

                      -------------------------------------

                                   THE COMPANY

         The Company is a leading North American aggregator, processor, transporter and marketer of energy products and services. NGC's integrated asset base includes, among other things, interests in approximately 15,000 miles of natural gas gathering and transmission pipelines, 56 gas processing plants, three natural gas liquids ("NGLs") fractionation facilities, 60 million barrels of NGL storage capacity, three NGL import/export marine terminals, ten other NGL terminals and approximately 2,100 miles of NGL pipelines. NGC is also the leading North American marketer of natural gas and NGLs and a leading U.S. marketer of electric power.

         NGC's business strategy, which it refers to as the "Energy Store" concept, embraces a commercial approach to integrating commodity marketing, risk management and production activities with the goal of maximizing value through a unified operation. Acting in the role of a large scale aggregator, processor, marketer and reliable supplier of multiple energy products and services, NGC is able to customize or package products and services to meet individual client specifications. NGC's management believes that the size and scope of NGC's operations allow it to be cost-competitive and still provide the full complement of services that energy customers demand while providing NGC cross-fuel and interregional profit opportunities not readily available to smaller or single commodity competitors.

         The Company is a holding company which operates through its subsidiaries. On August 31, 1996, the Company completed a strategic combination (the "Chevron Combination") with Chevron U.S.A. Inc. and certain Chevron affiliates ("Chevron") pursuant to which Chevron contributed substantially all of its midstream assets (the "Contribution"), including substantially all of the assets comprising Warren Petroleum Company and Chevron's Natural Gas Business Unit and an undivided 49% interest in those assets that constitute the West Texas LPG Pipeline, into Midstream Combination Corp. ("Midstream"), a Delaware corporation formed for purposes of the transaction. Immediately following the Contribution, NGC, which was formed effective March 14, 1995, pursuant to a strategic business combination between Natural Gas Clearinghouse ("Clearinghouse") and Trident NGL Holding, Inc., was merged with and into Midstream and renamed NGC Corporation. In connection with the Chevron Combination, NGC and Chevron and certain of their affiliates also entered into certain ancillary supply, sales and service agreements with respect to natural gas, NGLs and electricity, pursuant to which, among other things, NGC will have the right to (i) purchase and/or market substantially all the natural gas and NGLs produced or controlled by Chevron refineries and chemical plants in the United States and (ii) participate in existing and future opportunities to provide electricity to United States facilities of Chevron and its chemical company affiliate, as well as to purchase or market excess electricity generated by those facilities. The Company believes that its strategic alliances with Chevron will further enhance NGC's position as a leading marketer of energy products and its business strategy of being an "Energy Store" providing creative energy solutions for its customers.

     Following the Chevron Combination, British Gas plc ("British Gas"), NOVA Corporation ("NOVA") and Chevron each directly or indirectly owns approximately 25.8% of the outstanding shares of Common Stock of the Company. In addition, Chevron owns all of the outstanding shares of the Company's Series A Participating Preferred Stock, which are convertible into shares of the Company's Common Stock upon the occurrence of certain events. If all of the shares of Series A Participating Preferred Stock were converted into shares of the Company's Common Stock, British Gas and NOVA would each own approximately 24.5% of the Common Stock and Chevron would own approximately 29.6% of the Common Stock outstanding as of the date of this Prospectus.

     The principal executive offices of the Company are located at 13430 Northwest Freeway, Suite 1200, Houston, Texas 77040, and the telephone number of that office is (713) 507-6400.

                              SELLING STOCKHOLDERS

     This Prospectus relates to shares of Common Stock that are subject to options granted under the Plan that may be acquired by certain directors, officers and/or employees of the Company who may be deemed to be affiliates of the Company. The address of each Selling Stockholder is c/o NGC Corporation, 13430 Northwest Freeway, Suite 1200, Houston, Texas 77040.

     The following table sets forth the name and position over the past three years with the Company of each Selling Stockholder and (a) the number of shares of Common Stock which each Selling Stockholder beneficially owned as of January 29, 1997 (including shares obtainable under options exercisable within sixty
(60) days of January 29, 1997); (b) the number of shares of Common Stock which each Selling Stockholder has acquired pursuant to the Plan or may acquire pursuant to the exercise of options granted to such Selling Stockholder under the Plan, some or all of which shares may be sold from time to time pursuant to this Prospectus; (c) the number of shares obtainable under options exercisable within sixty (60) days of January 29, 1997; and (d) the number of shares of Common Stock and the percentage, if 1% or more, of the total class of Common Stock outstanding to be beneficially owned by each Selling Stockholder following this offering, assuming the exercise of all options (whether or not exercisable within sixty days of the date hereof) heretofore granted to such Selling Stockholder upon exercise of the options granted to the Selling Stockholder pursuant to the Plan.

         This table reflects all Selling Stockholders who are eligible to resell and the number of Shares available to be resold after exercise of the options granted to the Selling Stockholders pursuant to the Plan, whether or not they have a present intent to do so. As of January 29,1997, no stock options granted under the Plan to any Selling Stockholder had been exercised.


                                                                                         OPTIONS GRANTED
                                                                                          UNDER THE PLAN      AMOUNT/PERCENTAGE
        SELLING STOCKHOLDERS                   SHARES BENEFICIALLY    SHARES COVERED    EXERCISABLE WITHIN   SHARES BENEFICIALLY
       AND POSITION WITH THE                       OWNED AS OF           BY THIS            60 DAYS OF           OWNED AFTER
              COMPANY                            JANUARY 29, 1997        PROSPECTUS       JANUARY 29, 1997       THIS OFFERING
--------------------------------------------   -------------------    ---------------    -----------------    ------------------
Charles L. Watson ..........................          7,168,857            111,740                  0           7,168,857
Chairman of the Board, Chief                                                                                          4.8%
Executive Officer and Director

Thomas M. Matthews .........................               --                 --                    0                   0
President                                                                                                               *

Stephen W. Bergstrom .......................          2,300,231             50,280                  0           2,300,231
Senior Vice President and Director                                                                                    1.5%

James H. Current, Sr .......................              1,500             14,450                  0               1,500
Senior Vice President                                                                                                   *

Stephen A. Furbacher .......................               --               27,090                  0                   0
Senior Vice President                                                                                                   *

H. Keith Kaelber ...........................            381,545             25,062(1)           8,354(1)          373,191
Senior Vice                                                                                                             *
President and Chief
Financial Officer

Kenneth E. Randolph ........................          1,166,101             53,710              8,874           1,157,227
Senior Vice                                                                                                             *
President, General
Counsel and Secretary

Michael B. Barton ..........................              3,333             21,740              3,333                   0
Vice President                                                                                                          *

John J. Ogrizovich..........................                100             10,840                  0                 100
Vice President and Chief                                                                                                *
Information Officer

   There is no assurance that any of the Selling Stockholders will sell any or all of the Shares offered by them hereunder. This Prospectus may be amended or supplemented from time to time to add or delete to or from the list of Selling Stockholders affiliates of the Company who have acquired or will acquire shares of Common Stock under the Plan, or who have disposed of such shares of Common Stock, and to update information concerning the holdings of options under the Plan by any of the Selling Stockholders.
------------
*     Less than one (1%) percent.

(1) Mr. Kaelber's employment with the Company will terminate January 31, 1997, pursuant to his voluntary retirement. The Company believes that Mr. Kaelber will exercise the 8,354 options that are currently exercisable on or prior to January 31, 1997. Pursuant to the terms of the Plan, the options relating to the remaining 16,708 shares covered by this Prospectus shall terminate on January 31, 1997.

                              PLAN OF DISTRIBUTION

   The Company will not receive any proceeds from the sale of any Shares sold by the Selling Stockholders as part of this offering. The Shares may be sold from time to time to purchasers directly by any of the Selling Stockholders. Alternatively, the Selling Stockholders may sell the Shares in one or more transactions (which may involve one or more block transactions) on the New York Stock Exchange, in sales occurring in the public market off such exchange, in separately negotiated transactions, or in a combination of such transactions; each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the Shares may be sold through brokers acting on behalf of the Selling Stockholders or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and/or the purchasers of such Shares for whom they may act as broker or agent (which discounts or commissions are not anticipated to exceed those customary in the types of transactions involved). The amount of Shares to be offered or sold by means of this Prospectus by any Selling Stockholder, and any other person with whom he or she is acting in concert for the purpose of selling securities of the Company, may be offered or sold without any limitations. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. The Company will bear all expenses of registration incurred in connection with this offering, but each individual Selling Stockholder will bear all brokerage commissions and other expenses incurred by such Selling Stockholder.

   The Selling Stockholders and any dealer participating in the distribution of any of the Shares or any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the Shares by them and any discounts or concessions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

   Any broker or dealer participating in any distribution of Shares in connection with this offering may be deemed to be an "underwriter" within the meaning of the Securities Act and will be required to deliver a copy of this Prospectus, including a Prospectus Supplement, if required, to any person who purchases any of the Shares from or through such broker or dealer.

   In order to comply with the securities law of certain states, if applicable, the Shares will be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is compiled with.

                                     EXPERTS

   The consolidated financial statements and schedule of NGC Corporation and subsidiaries, incorporated by reference in this Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. Reference is made to said report, which includes an explanatory paragraph with respect to the change in the method of accounting for fixed-price natural gas transactions to the mark-to-market method of accounting.

   The financial statements of Accord Energy Limited as of December 31, 1995 and 1994 and for the year ended December 31, 1995 and the period from December 2, 1993 to December 31, 1994, incorporated in this Prospectus by reference to the Annual Report on Form 10-K/A of NGC Corporation for the year ended December 31, 1995, have been so incorporated in reliance on the report of Price Waterhouse, Chartered Accountants and Registered Auditors, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

               Information Required in the Registration Statement

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE

   The Company's (i) Annual Report on Form 10-K/A for the year ended December 31, 1995, including the consolidated financial statements and schedule of NGC and the report thereon by Arthur Andersen LLP and the financial statements of Accord Energy Limited and the report thereon by Price Waterhouse, as filed with the Commission on July 26, 1996, (ii) Quarterly Report on Form 10-Q/A for the three-month period ended March 31, 1996, as filed with the Commission on July 29, 1996, (iii) Quarterly Report on Form 10-Q for the six-month period ended June 30, 1996, as filed with the Commission on August 14, 1996, (iv) Quarterly Report on Form 10-Q for the nine-month period ended September 30, 1996, as filed with the Commission on November 14, 1996, (v) Current Reports on Form 8-K dated January 21, 1996, July 26, 1996, August 21, 1996, August 31, 1996, October 9,
1996, October 11, 1996 and October 16, 1996 and (vi) the description of the Common Stock contained in Item 1 of the Company's Form 8-A/A-1 for Registration of certain Classes of Securities pursuant to Section 12(b) or 12(g) of the Exchange Act as filed with the Commission on March 13, 1995, are each hereby incorporated by reference herein.

   All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from their respective dates of filing. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any and all of the documents referred to above which have been incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to NGC Corporation, 13430 Northwest Freeway, Suite 1200, Houston, Texas 77040, Attention: Investor Relations: (713) 507-6400.

ITEM 4.       DESCRIPTION OF SECURITIES.

   Not Applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

   Not Applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   The Restated Certificate of Incorporation of the Company (the "Restated Certificate of Incorporation") provides for the indemnification of directors and officers of the Company to the extent permitted by the General Corporation Law of the State of Delaware ("Delaware Code"). Pursuant to Section 145 of the Delaware Code, the Company generally has the power to indemnify its present and former directors and officers against expenses incurred by them in connection with any suit to which such directors and officers are, or are threatened to be made, a party by reason of their serving in such positions, so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.

   Indemnification is not available if such person is adjudged to be liable to the Company, unless and only to the extent the court in which such action is brought determines that, despite the adjudication of liability, and in view of all the circumstances, the person is reasonably and fairly entitled to indemnification for such expenses as the court shall deem proper. The Company has the power to purchase and maintain insurance for such persons. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

   The above discussion of the Restated Certificate of Incorporation of the Company and of Section 145 of the Delaware Code is not intended to be exhaustive and is qualified in its entirety by such Restated Certificate of Incorporation and the Delaware Code.

   Pursuant to the Plan, no member or former member of the Board of Directors or the options committee shall be liable for any action or determination made in good faith with respect to the Plan or any stock option granted thereunder.

   The Company has purchased liability insurance policies covering its directors and officers to insure against losses that are not covered by the indemnification of directors and officers by the Company, as discussed above. Covered losses include those arising from any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by the directors or officers in their respective capacities as such. The Company is also insured against losses incurred as a result of indemnity payments to any director or officer.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

   Not Applicable.

ITEM 8.       EXHIBITS.

   The Exhibits to this Registration Statement are listed in the Exhibit Index on page E-1 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 9.       UNDERTAKINGS.

   (a)   The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 29, 1997.

                                      NGC CORPORATION

                                      BY: /s/ C. L. WATSON
                                              C. L. WATSON
                                         CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE
                                                  OFFICER AND DIRECTOR

         Each person whose signature appears below hereby appoints C.L. Watson, Kenneth R. Randolph and Lisa Q. Metts as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME AND SIGNATURE                                          TITLE                              DATE
------------------                                          -----                              ----
/s/ C. L. WATSON                                   Chairman of the Board,                January 29, 1997
     C.L. Watson                                 Chief Executive Officer and
                                                Director (Principal Executive
                                                          Officer)


/s/ H. KEITH KAELBER                              Senior Vice President and              January 29, 1997
    H. Keith Kaelber                               Chief Financial Officer
                                                (Principal Financial Officer
                                                  and Principal Accounting
                                                          Officer)


/s/ STEPHEN W. BERGSTROM                            Senior Vice President                January 29, 1997
    Stephen W. Bergstrom                                 and Director


/s/ STEPHEN J. BRANDON                                    Director                       January 29, 1997
    Stephen J. Brandon

                                      II-4

/s/ P. NICHOLAS WOOLLACOTT                                Director                       January 29, 1997
    P. Nicholas Woollacott

                                                          Director
    David R. Varney

                                                          Director
    C. Kent Jespersen

/s/ JEFFREY M. LIPTON                                     Director                        January 29, 1997
    Jeffery M. Lipton

                                                          Director
    Albert Terence Poole

/s/ DARALD W. CALLAHAN                                    Director                       January 29, 1997
    Darald W. Callahan


/s/ DONALD L. PAUL                                        Director                       January 29, 1997
    Donald L. Paul


/s/ PETER J. ROBERTSON                                    Director                       January 29, 1997
    Peter J. Robertson


                                                          Director
    Daniel L. Dienstbier

/s/ J. OTIS WINTERS                                       Director                       January 29, 1997
    J. Otis Winters

                                  EXHIBIT INDEX

Exhibits:

The following instruments and documents are included as exhibits to this Registration Statement.

EXHIBIT
NUMBER               DESCRIPTION
-------              ----------
 +4.1    Restated Certificate of Incorporation of NGC
         Corporation

  4.2    Bylaws of NGC Corporation (1)

  4.3    NGC Corporation Amended and Restated 1991 Stock
         Option Plan (2)

  4.4    Stockholders Agreement, dated
         May 22, 1996, among BG Holdings, Inc.,
         NOVA Gas Services (U.S.) Inc.
         and Chevron U.S.A. Inc. (2)

 +5.1    Opinion of Counsel

+23.1    Consent of Arthur Andersen LLP

+23.2 Consent of Price Waterhouse, Chartered Accountants and Registered Auditors

 23.3    Consent of Vinson & Elkins
         L.L.P. (included in Exhibit 5.1)

 24.1    Power of Attorney (included in the signature
         page to the Registration Statement)
------------
+     Filed herewith.

(1) Incorporated by reference to exhibits to the Quarterly Report on Form 10-Q of NGC Corporation for the quarterly period ended
      September 30, 1996.

(2) Incorporated by reference to exhibits to the Registration Statement of Midstream Combination Corp. on Form S-4, Registration No. 333-09419.

                                       E-1